Exhibit 99.1

         ARIAD Announces Collaboration with ICON Medical to Develop and
                 Commercialize Novel Deforolimus-Eluting Stents

         Agreement Further Highlights Therapeutic Value of ARIAD's Novel
                                 mTOR Inhibitor

     CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 11, 2007--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that it has entered into a non-exclusive license agreement with ICON Medical Corp., an emerging cardiovascular medical device company, to develop and commercialize drug-eluting stents that deliver ARIAD's novel mTOR inhibitor, deforolimus, to prevent restenosis of injured vessels following interventions in which stents are used in conjunction with balloon angioplasty. Inhibitors of mTOR block the wound-healing response to arterial injury that leads to restenosis.

     As part of the agreement, ARIAD will receive an equity stake in ICON, up to $27 million in payments based on achievement of certain clinical, regulatory and commercial milestones for two products and royalties on worldwide sales of all ICON medical devices delivering deforolimus. ICON will be responsible for the development and commercialization of these medical devices, and ARIAD will supply deforolimus to ICON for use in these devices. Additional terms were not disclosed.

     ARIAD has retained the right to enter into one additional non-exclusive license agreement, in addition to the licenses granted to ICON and Medinol Ltd., to develop and commercialize medical devices delivering deforolimus for use in vascular disease.

     "ICON is one of the most innovative and promising medical device companies with broadly applicable technologies," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "ICON's design and manufacturing capabilities have led to highly differentiated stent platforms and bioabsorbable polymer formulations that should enable its deforolimus-eluting stents to provide substantial benefit to patients with coronary and peripheral vascular disease. This agreement further enables ARIAD to focus on developing deforolimus in multiple cancer indications with our partner, Merck & Co., while maximizing the drug's potential non-oncology applications."

     The proprietary metal alloy (Nuloy(TM)) developed by ICON permits the manufacture of stents with extremely thin struts, yet without sacrificing radial strength. The Nuloy coronary stent system can be readily delivered to target vessels and positioned in difficult-to-reach vascular lesions, without compromising radiopacity (density) or durability of the stent. The Nuloy bare-metal stent has successfully completed its first-in-humans clinical trial. This platform will form the basis for ICON's initial deforolimus-eluting stent for use in coronary arteries.

     "We are delighted with the opportunity to work together with the ARIAD team. Having access to a well-characterized and broadly studied drug for use in drug-eluting stents should allow ICON to move ahead expeditiously in the development of our portfolio of innovative cardiovascular products for coronary and peripheral vascular disease," said Jay Yadav, M.D., chairman of ICON. President and chief executive officer of ICON, Jack Merritt added, "The combination of the Nuloy stent platform and deforolimus should provide interventional cardiologists with breakthrough treatment options in this growing patient population."

     About Restenosis and Drug-eluting Stents

     Restenosis is a reblockage of an artery at the same site where a treatment, such as balloon angioplasty and/or a stenting procedure, has been implemented weeks to months earlier. In patients who have undergone balloon angioplasty and stent placement, restenosis within and around the stent occurs frequently, depending on the stent design and underlying disease. The main reason for such reblockage is the overgrowth of tissue (similar to scar tissue) that may cause narrowing of the vessel and further constriction. Stents that release a drug, such as an mTOR inhibitor (e.g., sirolimus) or a mitotic inhibitor (e.g., paclitaxel), have been shown to reduce the extent of tissue overgrowth, lower the incidence of restenosis and result in improved clinical outcomes for many patients.

     About Deforolimus

     ARIAD's lead product candidate, deforolimus, is a novel small-molecule inhibitor of the protein mTOR, a "master switch" in cancer cells. Blocking mTOR creates a starvation-like effect in cancer cells by interfering with cell growth, division, metabolism, and angiogenesis. Multiple Phase 1 and 2 clinical trials of deforolimus in solid tumors and hematologic cancers have completed patient enrollment. The ongoing global Phase 3 SUCCEED trial of oral deforolimus in metastatic soft-tissue and bone sarcomas is based on a Special Protocol Assessment agreed upon by the U.S. Food and Drug Administration. ARIAD has a global partnership with Merck & Co., Inc. to develop and commercialize deforolimus in cancer. Blocking mTOR also impedes the wound-healing response to arterial injury that leads to restenosis. ARIAD is collaborating with Medinol Ltd. and ICON Medical Corp. to develop deforolimus-eluting stents to prevent restenosis of injured vessels following interventions in which stents are used in conjunction with balloon angioplasty.

     About ICON Medical

     ICON Medical Corp., an emerging cardiovascular medical device company, is engaged in the development of an innovative new stent material, Nuloy(TM), to be used as a platform for both bare-metal and drug-eluting stents. The Nuloy material has inherent properties which allow for extremely thin struts, almost 50% thinner than the most advanced commercial coronary stent available. Nuloy allows ICON to manufacture stents with increased strength, radiopacity and deliverability, and decreased elastic recoil compared with that in existing stent materials. The ICON Nuloy stent material allows for dramatic improvements in crossing profile and deliverability, without compromise to radiopacity and durability of the stent.

     ICON is also developing a bioabsorbable stent platform based on its Micro-Electro-Mechanical Systems (MEMS) technology for use in peripheral vessels. The MEMS technology allows ICON to enhance mechanical functionality and drug delivery by way of multi-layer tailoring construction of the stent and by incorporating microstructures, which deliver drug directly to the site of injury deep within the medial vessel wall. This controlled delivery of drug followed by stent absorption may result in improved outcomes and re-intervention options in superficial femoral arteries.

     About ARIAD

     ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. ARIAD is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD has a global partnership with Merck & Co., Inc. to develop and commercialize deforolimus, ARIAD's lead cancer product candidate. Medinol Ltd. and ICON Medical Corp. are also developing deforolimus-eluting stents to prevent restenosis of injured vessels following interventions in which stents are used in conjunction with balloon angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

     This press release contains "forward-looking statements," including statements related to the potential payment of clinical, regulatory and commercial milestones and product royalties. Forward-looking statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the costs associated with our research, development, manufacturing and other activities, the conduct and results of pre-clinical and clinical studies of our product candidates, difficulties or delays in obtaining regulatory approvals to market products resulting from our development efforts, our reliance on strategic partners and licensees, and other key parties for the successful development, manufacturing and commercialization of products, the adequacy of our capital resources and the availability of additional funding, patent protection and third-party intellectual property claims relating to our and any partner's product candidates, the timing, scope, cost and outcome of legal and patent office proceedings concerning our NF-(kappa)B patent portfolio, the potential acquisition of or other strategic transaction regarding the minority stockholders' interests in our 80%-owned subsidiary, ARIAD Gene Therapeutics, Inc., future capital needs, key employees, markets, economic conditions, prices, reimbursement rates, competition and other factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.


     CONTACT: ARIAD
              Edward M. Fitzgerald, 617-621-2345
              or
              ICON
              Jack Merritt, 404-920-2062
              or
              Pure Communications
              Sondra Newman, 617-877-5687